UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 3, 2008
FIRSTMERIT CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio		44308

(Address of principal executive offices)		(Zip Code)
(330) 996-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-10.1

ITEM	5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On October 3, 2008, FirstMerit Corporation (the “Company”) adopted the FirstMerit Corporation 2008 Supplemental Executive Retirement Plan (the “2008 SERP”), in order to provide supplemental retirement benefits to certain executive officers not already participating in the Company’s Executive Supplemental Retirement Plan (the “Prior Plan”). The following description of the material terms of the 2008 SERP is qualified in its entirety by reference to the complete text of such plan, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
2008 SERP
•	Eligible Participants. The 2008 SERP is a nonqualified defined benefit plan designed for a select group of highly compensated employees, serving in executive tier positions, who are not participating in the Prior Plan. Eligible employees shall become participants under the 2008 SERP upon designation by the Compensation Committee of the Company’s Board of Directors. Currently, the Named Executive Officers of the Company (as such term is defined in Instruction 4 to Item 5.02 of Form 8-K) are all participating in the Prior Plan and are not, therefore, eligible to participate in the 2008 SERP.

•	Company Contributions. Pursuant to the 2008 SERP, the Company shall maintain an account for each participant and shall make an annual contribution to each participant’s account in an amount equal to ten percent (10%) of the participant’s compensation for the portion of the plan year during which such participant was eligible to participate in the plan.

•	Vesting. Except as otherwise determined by the Compensation Committee, each participant shall become one hundred percent (100%) vested in their participant account upon the completion of at least one thousand (1,000) hours of service in three (3) consecutive plan years. However, in accordance with the accelerated vesting provisions of the 2008 SERP, participants shall also become one hundred percent (100%) vested upon the earliest occurrence of: (1) the participant’s death; (2) a determination that the participant is disabled prior to their separation from service; or (3) termination of the participant by the Company “without cause” or the voluntary resignation of the participant for “good reason,” in each case, within two (2) years following a “change-in-control” (as such terms are defined in the 2008 SERP). All amounts credited to a participant’s account that are not vested at the time of the participant’s separation from service shall be forfeited.

•	Distributions. Except as otherwise provided, participants in the 2008 SERP will receive a distribution in cash equal to the value of the vested portion of their account within ninety (90) days following their separation from service with the Company. Under the 2008 SERP, each participant may elect to receive their vested distributions either in a single lump sum payment or in ten (10) equal annual installments.

•	“For Cause” Termination. In the event that the Company terminates a participant “for cause” (as such term is defined in the 2008 SERP), such participant shall forfeit all amounts credited to their account (whether vested or unvested) as of the date of their separation from service.

•	Non-Competition and Clawback. Under the terms of the 2008 SERP, participants agree not to compete with the Company for a period of three (3) years following their separation from service with the Company. Additionally, each participant agrees that in the event of a violation of such non-competition provision, such participant will be required to repay the Company an amount equal to all distributions received by the participant and will forfeit any amounts credited to their account.

•	Section 409A Compliance. It is the intention of the Company that the 2008 SERP comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, and that the 2008 SERP shall be interpreted, administered and operated accordingly.
ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

Exhibit Number	Description

10.1	FirstMerit Corporation 2008 Supplemental Executive Retirement Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation
By:	/s/ Terrence E. Bichsel
Terrence E. Bichsel
Executive Vice President and Chief Financial Officer

  Date: October 9, 2008